Voyage Holdings, LLC and Subsidiaries Unaudited Condensed Consolidated Financial Statements as of June 30, 2019 and December 31, 2018 and for the Six Months Ended June 30, 2019 and 2018

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2019 AND DECEMBER 31, 2018 AND FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND JUNE 30, 2018:

Page

Condensed Consolidated Balance Sheets	3
Condensed Consolidated Statements of Operations	4
Condensed Consolidated Statements of Members’ Deficit	5
Condensed Consolidated Statements of Cash Flows	6-7
Notes to Condensed Consolidated Financial Statements	8-18

VOYAGE HOLDINGS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	June 30, 2019	December 31, 2018

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$934	$2,111
Accounts receivable, net	33,040	31,286
Other receivables	2,696	1,527
Inventory	35,769	33,399
Prepaid expenses and other current assets	1,289	3,239

Total current assets	73,728	71,562

PROPERTY AND EQUIPMENT—NET	10,641	10,539

INTERNAL-USE SOFTWARE—NET	3,442	3,252

OTHER ASSETS	221	326

TOTAL ASSETS	$88,032	$85,679

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$24,826	$21,955
Accrued expenses	14,457	11,997
Unearned revenue	101	143
Line of credit	3,000	17,000
Current portion of long-term debt	50,522	7,087
Current portion of mandatorily redeemable preferred units	375,833	—

Total current liabilities	468,739	58,182

LONG-TERM DEBT—Net of current portion	—	46,978
DERIVATIVE	12,613	6,741
SUBORDINATED DEBT	9,686	9,686
MANDATORILY REDEEMABLE PREFERRED UNITS	—	337,338
DEFERRED RENT AND TENANT IMPROVEMENT ALLOWANCE	5,513	5,019
OBLIGATIONS UNDER CAPITAL LEASES—Net of current portion	—	21

COMMITMENTS AND CONTINGENCIES (Note 7)

MEMBERS' DEFICIT	(408,519)	(378,286)

TOTAL LIABILITIES AND MEMBERS' DEFICIT	$88,032	$85,679

See notes to unaudited condensed consolidated financial statements.

VOYAGE HOLDINGS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Six months ended June 30,
(In thousands)	2019	2018

REVENUE—NET	$160,855	$148,276

COST OF PRODUCTS SOLD	103,675	107,923

GROSS MARGIN	57,180	40,353

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	41,376	37,408

NET (GAIN) LOSS ON DISPOSITION OF PROPERTY AND EQUIPMENT	(24)	507

OPERATING INCOME	15,828	2,438

OTHER EXPENSE	6	—

DERIVATIVE VALUATION LOSS (GAIN)	5,872	(230)

INTEREST EXPENSE	2,773	3,061

INTEREST EXPENSE RELATED TO MANDATORILY REDEEMABLE PREFERRED UNITS	38,495	31,013

LOSS BEFORE INCOME TAXES	(31,318)	(31,406)

TAX EXPENSE	13	5

NET LOSS	$(31,331)	$(31,411)

See notes to unaudited condensed consolidated financial statements.

VOYAGE HOLDINGS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF MEMBERS' DEFICIT
(Unaudited)
	Six months ended June 30,
(In thousands)	2019	2018

BALANCE—January 1	$(378,286)	$(319,008)

Distributions	(4)	(2)

Employee stock compensation	1,102	1,222

Net loss	(31,331)	(31,411)

BALANCE—June 30	$(408,519)	$(349,199)

See notes to unaudited condensed consolidated financial statements.

VOYAGE HOLDINGS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six months ended June 30,
(In thousands)	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(31,331)	$(31,411)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,098	96
(Gain) loss on disposition on property and equipment	(24)	507
Stock-based compensation	4,064	1,076
Derivative valuation loss (gain)	5,872	(230)
Amortization of debt issuance costs	285	277
Accretion of mandatorily redeemable preferred units	38,495	31,013
Changes in operating assets and liabilities:
Accounts receivable	(1,754)	(6,877)
Other receivables	(1,169)	(2,194)
Inventory	(2,370)	21,840
Prepaid expenses, other current assets and other assets	2,055	(6,055)
Accounts payable	3,203	3,469
Accrued expenses	(184)	(3,530)
Unearned revenue	(42)	213
Other long-term liabilities	494	2,679

Net cash provided by operating activities	18,692	10,873

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for the acquisition of property and equipment	(1,070)	(4,991)
Proceeds from sales of property and equipment	55	6,822
Payments for the acquisition of internal-use software	(981)	(1,022)

Net cash (used in) provided by investing activities	(1,996)	809

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under line of credit	1,000	—
Payments under line of credit	(15,000)	(6,000)
Payments on term loan	(3,828)	(10,276)
Payments of capital lease obligations	(41)	(58)
Distributions paid	(4)	(2)

Net cash used in financing activities	(17,873)	(16,336)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,177)	(4,654)

CASH AND CASH EQUIVALENTS—BEGINNING OF YEAR	2,111	6,024

CASH AND CASH EQUIVALENTS—END OF YEAR	$934	$1,370

		(Continued)

VOYAGE HOLDINGS, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six months ended June 30,
(In thousands)	2019	2018

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the year for interest	$2,470	$2,794

Cash paid during the year for taxes	$45	$66

SUPPLEMENTAL DISCLOSURES OF NONCASH ACTIVITIES:

Acquisition of property and equipment through accounts payable and accrued expenses	$86	$202

Acquisition of software through accounts payable and accrued expenses	$—	$604

See notes to unaudited condensed consolidated financial statements.		(Concluded)

VOYAGE HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

NOTE 1 – DESCRIPTION OF BUSINESS

FORMATION OF BUSINESS—Voyage Holdings, LLC (the “Company”) was organized and established as a limited liability company on March 19, 2015, in the state of Delaware to effectuate a minority interest sale (“Transaction”) in Voyage Holdings, LLC to a private equity firm on March 24, 2015. Voyage Holdings, LLC has five ownership groups: one member (288,889 units, or 33.3%, of Class B Preferred Units), another member (288,889 units, or 33.3%, of Class B Preferred Units and 288,889 units, or 40.6%, of Class C Common Units), various trusts (288,889 units, or 33.3%, of Class B Preferred Units and 288,889 units, or 40.6%, of Class C Common Units) (collectively, the “Founding Members”), VMG Voyage Holdings, LLC (“VMG”) (133,333 units, or 100%, of Class A Preferred Units and 133,333 units, or 18.8%, of Class C Common Units), and Voyage Employee Holdings, LLC (16,600,000 units, or 100%, of Class M Common Units). Aside from the holders of Class M Common Units, which are not entitled to vote, the holders of Class A Preferred Units, Class B Preferred Units (except Class B Preferred Units held by one member) and Class C Common Units shall be entitled to vote together as a single class.
Quest Nutrition, LLC (“Quest”) is a wholly owned subsidiary of Voyage Holdings, LLC. Distributions are made from the Company to its Founding Members, VMG Voyage Holdings, LLC and Voyage Employee Holdings, LLC for the payment of income taxes and other approved distributions, funded from the Company’s wholly owned and consolidated operating company, Quest Nutrition, LLC. On March 13, 2018, the Company incorporated a wholly owned subsidiary, Quest Nutrition Limited, in London, England.
In connection with the Transaction, the Company refinanced the business through the issuance of a senior secured credit facility (see Note 4) to pay certain member distributions, extinguish existing indebtedness, and to provide additional operational financing to support Quest Nutrition, LLC’s working capital needs.
BUSINESS ACTIVITY—The Company distributes a variety of protein-based food products in the United States and worldwide. The Company utilizes outside co-manufacturers for the manufacture of its protein-based food products.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION—The accompanying interim condensed consolidated financial statements and related notes of the Company and its subsidiaries are unaudited. The accompanying unaudited interim condensed consolidated financial statements reflect all adjustments and disclosures which are, in the Company’s opinion, necessary for a fair presentation of the results of operations, financial position and cash flows for the indicated periods. All such adjustments were of a normal and recurring nature. The results reported in these unaudited interim condensed consolidated financial statements are not necessarily indicative of the results that may be reported for the entire year and should be read in conjunction with the Company’s audited consolidated financial statements referred to below. The accompanying December 31, 2018 balance sheet data was derived from the audited consolidated financial statements and certain information and footnote disclosures required by generally accepted accounting principles in the United States (“GAAP”) have been condensed or omitted.

Refer to Note 2, Summary of Significant Accounting Policies, to the Company’s fiscal year ended December 31, 2018 audited annual consolidated financial statements included in Exhibit 99.1 for a description of the Company’s significant accounting policies.

LIQUIDITY AND GOING CONCERN—The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As of the date these financials are issued, the Company has cumulative net losses to date and significant negative working capital. As fully described below in Note 5, the Company is obligated to pay an exit payment to VMG of approximately $449,999 in April 2020. Further, as described in Note 4, an additional balloon payment related to the term loan is due in March 2020. As a result, there is a substantial doubt regarding the Company’s ability to continue as a going concern.

The Company’s plans include using the proceeds, in part, of the sale of its equity to fund the exit payment and term loan. As described in Note 9, the Company entered into a Stock and Unit Purchase Agreement to sell 100% of its equity interest for a cash purchase price of $1,000,000. Although management believes such plans should provide the Company sufficient financing to meet its needs, successful completion of such plans is dependent on factors outside of the Company’s control. As such, management cannot conclude that such plans will be effectively implemented within one year after the date that the financial statements are issued. As a result, management has concluded that the aforementioned conditions, raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.

Failure to obtain additional funding would result in cash flows to be insufficient to fund the Company’s obligations and continue to raise substantial doubt about its ability to continue as a going concern. The condensed consolidated financial statements for the six months ended June 30, 2019 and 2018 do not include any adjustments related to the recoverability and classification of assets, or the amounts and classification of liabilities, or any adjustments that may result from uncertainty related to the Company's ability to continue as a going concern.

FAIR VALUE MEASUREMENTS—Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company uses the following hierarchy in measuring the fair value of the Company’s assets and liabilities, focusing on the most observable inputs when available:

Level 1 – Quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 – Observable inputs other than quoted prices included with Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active for identical or similar assets and liabilities, or other inputs that are observable or can be corroborated by observable market data for sustainability the full term of the assets or liabilities.

Level 3 – Valuations are based on inputs that are unobservable and significant to the overall fair value measurement of the assets and liabilities. Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

FAIR VALUE METHODS—The carrying amounts of the Company’s cash, cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable, and accrued expenses approximate fair value due to the short-term nature of these instruments. The carrying amount of the term loan (see Note 4) and line of credit approximates fair value as the contractual interest rates are based on variable market rates, which are comparable to rates of returns for instruments of similar credit risk. The fair value of the subordinated notes (see Note 4) form related parties is not readily determinable by virtue of the nature of the related parties’ relationship with the Company. The fair values of stock-based compensation (see Note 6) and the derivative (see Note 7) are determined at the end of each reporting periods based on Level 3 inputs in the fair value hierarchy. The Company has accounted for this obligation associated with the Class A Preferred Units as a liability measured at fair value on the accompanying condensed consolidated balance sheets (mandatorily redeemable preferred units). There were no transfers between any of the levels of the fair value hierarchy.

Certain assets, including long-lived assets and internal-use software, are also subject to measurement at fair value on a nonrecurring basis if they are deemed to be impaired as a result of an impairment review.

RECENT ACCOUNTING PRONOUNCEMENTS—In March 2019, December 2018, July 2018 and February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2019-01, No. 2018-20, ASU No. 2018-11, ASU No. 2018-10 and ASU No. 2016-02, Leases (Topic 842), respectively, which requires lessees to recognize on the balance sheet assets and liabilities for leases with lease terms of more than twelve months. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP—which requires only capital leases to be recognized on the balance sheet—the new ASU will require both types of leases to be recognized on the balance sheet. This new guidance will take effect for fiscal years beginning after December 15, 2019. As originally written, this guidance shall be applied at the beginning of the earliest period presented using the modified retrospective approach, which includes a number of practical expedients that an entity may elect to apply. Early application of this guidance is permitted. In July 2018, the FASB made targeted improvements to the standard, including providing an additional and optional transition method. Under this method, an entity initially applies the standard at the adoption date, including the election of certain transition reliefs, and recognizes a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. The Company is evaluating the adoption of this guidance and the potential effects on the Company’s condensed consolidated financial statements and related disclosures.

In August 2018, the FASB issued ASU No. 2018-15, Intangibles–Goodwill and Other–Internal Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, to help entities evaluate the accounting for fees paid by a customer in a cloud computing arrangement (hosting arrangement) by providing guidance for determining when the arrangement includes a software license. This guidance is effective for annual reporting periods beginning after December 15, 2019 and the interim periods there within. Early application of this guidance is permitted. The Company is evaluating the adoption of this guidance and the potential effects on the Company’s condensed consolidated financial statements and related disclosures.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework–Changes to the Disclosure Requirements for Fair Value Measurement, to improve the effectiveness of disclosures in the notes to financial statements. This guidance is effective for fiscal years beginning after December 15, 2019. Early application of this guidance is permitted. The Company is evaluating the adoption of this guidance and the potential effects on the Company’s disclosures.

In June 2018, the FASB issued ASU No. 2018-07, Compensation–Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, to include share-based payment transactions for acquiring goods and services from nonemployees. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. This guidance is effective for fiscal years beginning after December 15, 2018 and the interim periods there within. Early application of this guidance is permitted but no earlier than an entity’s adoption of Topic 606. The Company does not currently issue share-based payment awards for acquiring goods and services from nonemployees, but the Company will evaluate the adoption of this guidance and the potential effects on the Company’s condensed consolidated financial statements and related disclosures in the future if such transactions occur.

In September 2017, the FASB issued ASU No. 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842): Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Rescission of Prior SEC Staff Announcements and Observer Comments. The SEC Observer said that the SEC staff would not object if entities that are considered public business entities only because their financial statements are required to be included in another entity’s SEC filing use the effective dates for private companies when they adopt Accounting Standards Codification (“ASC”) 606, Revenue from Customers with Contracts and ASC 842, Leases. This would include entities whose financial statements are included in another entity’s SEC filing because they are significant acquirees under Rule 3-05 of Regulation S-X. The effective date for these entities is the same as the effective date and transition requirements for the amendments for ASU No. 2014-09 (discussed below) and ASU No. 2016-02 (discussed above).

In May 2017, the FASB issued ASU No. 2017-09, Compensation–Stock Compensation (Topic 718): Scope of Modification Accounting, clarifying when a change to the terms or conditions of a share-based payment award must be accounted for as a modification. This guidance requires modification accounting if the fair value, vesting condition or the classification of the award is not the same immediately before and after a change to the terms and conditions of the award. The Company adopted the guidance for the year ended December 31, 2018, and it did not have a material impact on the Company’s accompanying condensed consolidated financial statements and related disclosures.

In December 2016, May 2016, April 2016, March 2016, August 2015 and May 2014, the FASB issued ASUs No. 2016-20, No. 2016-12, No. 2016-10, No. 2016-08, No. 2015-14 and No. 2014-09, Revenue from Customers with Contracts (Topic 606), respectively, to amend the accounting guidance for revenue recognition. This guidance requires revenue recognition to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance sets forth a new revenue recognition model that requires identifying the contract, identifying the performance obligations, determining the transaction price, allocating the transaction price to performance obligations, and recognizing the revenue upon satisfaction of performance obligations. The amendments in the ASU can be applied either retrospectively to each prior reporting period presented or on a modified retrospective basis with the cumulative effect of initially applying the update recognized at the date of the initial application along with additional disclosures. These new standards are effective for annual reporting periods beginning after December 15, 2018 and interim reporting periods within annual reporting periods beginning after December 15, 2019. Accordingly, the Company plans to adopt this ASU on January 1, 2019, on an annual basis, using the modified retrospective method, and does not expect a material impact on the Company’s condensed consolidated financial statements and related disclosures.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to provide guidance for areas where there is diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The Company adopted this guidance beginning

January 1, 2018 and it did not have a material impact on the Company’s accompanying condensed consolidated financial statements and related disclosures.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This ASU added a new impairment model (known as the current expected credit loss (CECL) model) that is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes an allowance for its estimate of expected credit losses and applies to most debt instruments, trade receivables, lease receivables, financial guarantee contracts, and other loan commitments. The CECL model does not have a minimum threshold for recognition of impairment losses and entities will need to measure expected credit losses on assets that have a low risk of loss. This guidance is effective for fiscal years beginning after December 31, 2020, including the interim periods there within. The Company is currently evaluating the potential impact of these changes on the condensed consolidated financial statements.
NOTE 3 – INVENTORY

Inventory consists of the following:

	June 30, 2019	December 31, 2018

Raw materials and packaging materials	$8,352	$9,557
Finished goods	27,417	23,842

Inventory	$35,769	$33,399

NOTE 4 – INDEBTEDNESS

As part of the transaction described in Note 1, on March 25, 2015, the Company recapitalized the business through the issuance of a senior secured credit facility and extinguished existing indebtedness on the former revolving line of credit and former notes payable with a former lender.

On March 25, 2015, the Company entered into a credit agreement in the total amount of $120,000 with a syndicate of lenders (the “Lenders”). A term loan for $95,000 and a revolving line of credit for $25,000 were issued (the “Credit Agreement”). The Credit Agreement was amended on October 22, 2015, increasing the revolving line of credit to $35,000 and increasing the aggregate credit facility under the Credit Agreement to $130,000. The Credit Agreement allows the Company to borrow additional amounts from the Lenders through standby letters of credit and swing line loans, but the standby letters of credit borrowed reduce the availability of the revolving line of credit. The Credit Agreement has quarterly contractual maturities through March 2020.

On April 29, 2016, the Credit Agreement was further amended to authorize the Company to enter into a note purchase agreement with the Founding Members, whereby the Founding Members agreed to purchase from the Company unsecured subordinated promissory notes (the

“Notes”) due in 2020 in the aggregate principal amount of up to $20,000. The Company issued unsecured subordinated notes in the aggregate principal amount of $9,686 to the Founding Members on April 29, 2016, maturing on September 25, 2020. The Notes bore interest at a rate of 10% per annum during the year ended December 31, 2016. This rate decreased to 5% per annum beginning on January 1, 2017. Interest on the Notes is payable quarterly beginning June 30, 2016, and principal payments or prepayments before the maturity date are subject to certain restrictions. For the six months ended June 30, 2019 and 2018, interest expense related to the Notes was $240 for each respective period, and is included in interest expense in the accompanying condensed consolidated statements of operations.

The Company is required to meet certain financial and nonfinancial covenants in accordance with the terms of the amended Credit Agreement. In addition, the Lenders have been granted a security interest in all assets of the Company. As of June 30, 2019 the Company was in compliance with the financial covenants under the amended Credit Agreement.

As of December 31, 2018, the Company was not in compliance with certain covenants under the amended Credit Agreement. Subsequent to December 31, 2018, the Company obtained a waiver as of December 31, 2018, and an additional amendment to the amended Credit Agreement to certain of the financial and nonfinancial covenants beginning March 31, 2019. It is probable that the Company will meet its financial and nonfinancial covenants from the date of these condensed consolidated financial statements going forward.

LINE OF CREDIT—The line of credit bears a variable rate of interest at the London InterBank Offered Rate (“LIBOR”) monthly floating rate, plus 3% (5.94% per annum as of June 30, 2019). The Company is also subject to an unused commitment fee equal to 0.5% based on the aggregate amount of available revolving loan commitments. The outstanding standby letters of credit balance as of June 30, 2019, amounted to $4,800, reducing the available revolving line of credit to $30,200 before outstanding draws. As of June 30, 2019 and December 31, 2018, the Company had an outstanding balance of $3,000 and $17,000, respectively, on the revolving line of credit, and the remaining availability is $27,200 as of June 30, 2019. For the six months ended June 30, 2019 and 2018, interest expense related to the revolving line of credit was $544 and $818, respectively, which is recorded in interest expense in the accompanying condensed consolidated statements of operations.

TERM LOAN—The term loan of $95,000 bears a variable rate of interest at the LIBOR monthly floating rate, plus 3.5% (6.44% per annum at June 30, 2019). The term loan is payable in equal quarterly installments of principal of $1,914, plus interest, with the remaining balance due on March 25, 2020. As of June 30, 2019, the term loan is included in current portion of long-term debt in the accompanying condensed consolidated balance sheets and is net of unamortized debt issuance costs of $427. As of December 31, 2018, the term loan is included in long-term debt in the accompanying condensed consolidated balance sheets and is net of unamortized debt issuance costs of $712, of which $570 is included in current portion of long-term debt and $142 is included in long-term debt in the accompanying condensed consolidated balance sheets. For the six months ended June 30, 2019 and 2018, interest expense related to the term loan amounted to $1,701 and $1,717, respectively, and expenses for the amortization of deferred financing fees related to the issuance of the credit facility totaled $285 and $280, respectively.

NOTE 5 – MANDATORILY REDEEMABLE PREFERRED UNITS

In regard to the 133,333 Class A Preferred Units that were sold to VMG on March 25, 2015, the Company is obligated to make a payment on the date that is 30 days following the 5th anniversary of the sale (the “VMG Exit Payment”). Under certain conditions, the Company may defer a portion of the VMG Exit Payment. The Company does not expect to meet those conditions; therefore, the payment is due in April 2020. If the Company defaults on the VMG Exit Payment, Class C Common Unit members receive certain additional Class C Common Units and interest accrues thereon.

The Company has accounted for this obligation associated with the Class A Preferred Units as a liability measured at fair value at inception in 2015 and each period thereafter through the accompanying condensed consolidated balance sheet in accordance with accounting guidance for distinguishing liabilities from equity. This liability will be accreted to the redemption amount, with any accretion amounts being charged to interest expense within the accompanying condensed consolidated statement of operations. The Company has not separately bifurcated or accounted for the deferral or default features related to the VMG Exit Payment within the accompanying condensed consolidated balance sheets.

This payment is equal to three times (3.0x) the aggregate amount of capital contributions made with respect to the Class A Preferred Units, minus the sum of all prior distributions made with respect to the Class A Preferred Units (other than tax distributions), plus any tax distributions that the holder of the Class A Preferred Units is owed with respect to net taxable income allocated to the Class A Preferred Units for any period prior to the date that the VMG Exit Payment is actually paid. Upon full payment of the VMG Exit Payment, the Class A Preferred Units and Class C Common Units purchased by VMG from the Founding Members pursuant to the sale shall be cancelled, and the holders shall have no further rights to distributions and shall no longer be members of the Company.

The mandatorily redeemable financial instrument was initially recorded on March 31, 2015, as a liability, for $150,000. As of December 31, 2018 and June 30, 2019, the liability associated with the Class A Preferred Units increased to $337,338 and $375,833, respectively. For the six months ended June 30, 2019 and June 30, 2018, interest expense related to mandatorily redeemable preferred units was $38,495 and $31,013, respectively. If the Company were to settle the liability as of December 31, 2018 or June 30, 2019, the Company will have to pay VMG the full (3.0x) payment of $449,999. A change in the fair value of the Class A Preferred Units has no impact on the settlement price of this instrument.

NOTE 6 – STOCK-BASED COMPENSATION

On May 30, 2017, the Company’s limited liability company agreement was amended to authorize the grant of 16,600,000 Class M Common Units of the limited liability company. Certain Quest Employees, as defined in the agreement, are eligible to be granted units, which are intended to qualify and shall be treated as profit interests. Thus, no capital contributions are necessary. The Company believes that such unit grants align the interest of its employees with those of its shareholders. Generally, the granted units vest in equal installments on each of the five-year anniversaries following either the date of hire, the date of grant or another specified date, which is identified in each grant agreement. The granted units provide for accelerated vesting if there is a Sale Transaction as defined in the agreement.

The Company recognizes stock-based compensation expense based on the grant‐date fair value of units over the applicable service period. The Company uses the Black-Scholes option-pricing model to measure the fair value, which requires the input of highly subjective assumptions. Stock-based compensation expense for employee awards which vest based upon continued employment is recognized on a straight-line basis over the requisite service period, which is generally the vesting period. For non-employees, the Company recognizes stock-based compensation expense based on the then-current fair values of the units at each financial reporting date, based on the Black-Scholes option-pricing model. Compensation recorded during each period is adjusted in subsequent periods for changes in the units’ fair value until the units are settled.

During the six months ended June 30, 2019, the Company recorded stock-based compensation expense related to units granted in the amount of $4,064, of which $1,102 of expense relates to current employees and $2,962 of expense relates to non-employees. During the six months ended June 30, 2018, the Company recorded stock-based compensation expense related to units granted in the amount of $1,076, of which $1,222 of expense relates to current employees and $146 of income relates to non-employees. Stock-based compensation expense is recognized in selling, general, and administrative expenses in the accompanying condensed consolidated statements of operations.

The following table summarizes the granted unit activity for the six months ended June 30, 2019:

	Class M Common Units	Weighted Average Grant-Date Fair Value
Non-vested—December 31, 2018	9,638,120	$0.92

Granted	475,000	0.53
Vested	(1,554,780)	1.05
Forfeited	(60,000)	1.18

Non-vested—June 30, 2019	8,498,340	$0.88

As of June 30, 2019, total unrecognized stock‐based compensation cost related to unvested units granted was approximately $7,052 which is expected to be recognized over a weighted-average period of 3.8 years.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

DERIVATIVE—Quest entered into a loan agreement dated June 6, 2012, by and between the Company and Montage Capital II L.P. (“Montage”), as amended on August 11, 2014, March 24, 2015, and September 25, 2017 (as amended, the “Montage Credit Agreement”). Under the

Montage Credit Agreement, the Company is obligated to pay Montage a cash fee (“Success Fee”) equal to a defined percentage (“Success Percentage”) of the proceeds received by the members of the Company raised in connection with a Liquidity Event (as defined in the Montage Credit Agreement).

During 2015, the Company executed a partial Liquidity Event upon sale of minority interest of units in the Company, which resulted in the cash payment of $2,775 to Montage. This cash payment represented a partial Liquidity Event and reduced the Success Percentage.

The settlement of the Success Fee meets the definition of a derivative recognized at fair value and was remeasured subsequent to initial recognition at fair value. The fair value of the derivative value was determined based on the Success Percentage of the equity value of the Company. The equity value of the Company was determined using a discounted cash flow analysis. Significant assumptions made in the analysis included estimates of revenue growth, operating margin, and the selected discount rate. Based on these assumptions, the fair value of the derivative was $12,613 and $6,741 as of June 30, 2019 and December 31, 2018, respectively, and is included in the accompanying condensed consolidated balance sheets. The change in fair value resulted in a loss of $5,872 and a gain of $230 for the six months ended June 30, 2019 and 2018, respectively, which is included in the accompanying condensed consolidated statements of operations, and is classified as a non-cash change in derivative value under operating activities in the accompanying condensed consolidated statements of cash flows.

There are no other loans, obligations or commitments outstanding related to the Montage Credit Agreement as of June 30, 2019.

LITIGATION—From time to time the Company is involved in legal actions arising from its normal operations and is presented with claims for damages arising out of its actions. Except for the matter described below, the Company cannot predict the ultimate outcome, or reasonably estimate the probability or the range of loss, if any. If legal actions are not resolved in the Company’s favor, losses arising from the results of litigation or settlements, as well as ongoing defense costs, could have a material adverse effect on the Company’s business, financial condition, results of operations and cash flows.

On or around June 16, 2015, a putative class action case was filed in the Superior Court of California, County of Los Angeles, alleging wage and hour violations, including, but not limited to, claims related to meal and rest period violations. The Company settled the putative class action case and made a settlement payment in the amount of $1,238 in July 2018.

NOTE 8 – TRANSACTIONS WITH RELATED PARTIES

The minority interest holder in the Company charges the Company an annual management fee of $250, paid in semi-annual amounts of $125. For the six months ended June 30, 2019 and 2018, $125 is included in selling, general and administrative expenses in the accompanying condensed consolidated statements of operations.

Certain members of management serve as directors of a foundation, a Delaware non-stock corporation and Internal Revenue Code Section 501(c)(3) tax-exempt nonprofit organization,

which was formed in December 2015, whose principal activity is metabolic studies. The Company expensed $364 and $339 that was paid to the foundation during the six months ended June 30, 2019 and 2018, respectively, related to research and development expenses, and such amounts are included in selling, general, and administrative expenses in the accompanying condensed consolidated statements of operations.

The Company issued unsecured subordinated notes in the amount of $9,686 to the Founding Members on April 29, 2016 (see Note 4).

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through September 28, 2019, the date the condensed consolidated financial statements were available to be issued.

On August 21, 2019, Atkins Nutritionals, Inc. entered into a Stock and Unit Purchase Agreement with the Company along with VMG Quest Blocker, Inc., a Delaware corporation and related party of the Company. Atkins Nutritionals, Inc. is a wholly owned subsidiary of The Simply Good Foods Company. Pursuant to the Stock and Unit Purchase Agreement, The Simply Good Foods Company will acquire Quest Nutrition, LLC at the closing of the transactions contemplated thereby via Atkins Nutritionals, Inc.’s acquisition of 100% of the equity interests of each of Voyage Holdings, LLC and VMG Quest Blocker, Inc. for a cash purchase price of $1,000,000, which is expected to close before the end of fiscal 2019. The proceeds of which will be used, in part, to fund the VMG Exit Payment and the outstanding debt.

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